                            IPALCO ENTERPRISES, INC.

            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

    This form or a photocopy hereof must be used to accept the Offer (as defined below) if:

        (a) certificates for shares of Common Stock, no par value per share (the "Shares"), of IPALCO Enterprises, Inc., an Indiana corporation (the "Company"), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated February 28, 1997 (the "Offer to Purchase")); or

        (b) the procedures for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

        (c) the Letter of Transmittal (or a photocopy thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

    This form, properly completed and duly executed, may be delivered by hand, mail or overnight courier or (for Eligible Institutions only) by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

    THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

               TO: IBJ SCHRODER BANK & TRUST COMPANY, DEPOSITARY

                                        BY FACSIMILE                    BY HAND OR
            BY MAIL:                    TRANSMISSION:              OVERNIGHT DELIVERY:
           P.O. Box 9              (Eligible Institutions             1 State Street
     Bowling Green Station                  Only)                   New York, NY 10004
    New York, NY 10274-0009            (212) 858-2891        ATTN: Reorganization Department
ATTN: Reorganization Department                                Securities Processing Window
                                                                           SC-1

                                    CONFIRM BY TELEPHONE:
                                       (212) 858-2660

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to IPALCO Enterprises, Inc. (the "Company") at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 28, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, the number of shares of common stock, no par value (including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of June 28, 1990, between the Company and First Chicago Trust Company of New York as Rights Agent) (the "Shares") of the Company listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                               CHECK ONLY ONE BOX

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
          THERE IS NO PROPER TENDER OF SHARES. SHAREHOLDERS WHO DESIRE
            TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A
                    SEPARATE ELECTION FORM FOR EACH PRICE AT
                           WHICH SHARES ARE TENDERED.

                            SHARES TENDERED AT PRICE
                          DETERMINED BY DUTCH AUCTION

 / / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares at, and is willing to accept, the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $29.00 or as high as $34.00.

           *** CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW ***

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

/ /        $   29.00        / /  $   30.00        / /  $   31.00        / /  $   32.00        / /  $   33.00        / /  $   34.00
/ /        $   29.25        / /  $   30.25        / /  $   31.25        / /  $   32.25        / /  $   33.25
/ /        $   29.50        / /  $   30.50        / /  $   31.50        / /  $   32.50        / /  $   33.50
/ /        $   29.75        / /  $   30.75        / /  $   31.75        / /  $   32.75        / /  $   33.75

                                    ODD LOTS

    To be completed ONLY if the Shares are being tendered by or on behalf of a person owning of record or beneficially, as of the close of business on February 28, 1997, an aggregate of fewer than 100 Shares.*

    The undersigned either (check one):

    / / was as of the close of business on February 28, 1997, and will continue to be at the Expiration Date, the record or beneficial owner, of an aggregate of fewer than 100 Shares,* all of which are being tendered, or

    / / is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was as of the close of business on February 28, 1997, and will continue to be at the Expiration Date, the beneficial owner of an aggregate of fewer than 100 Shares* and is tendering all of such Shares.

* In calculating the number of Shares you own, you must aggregate Shares held in the Dividend Reinvestment Plan with those held outside such plan. Do not include Shares allocated to your account under the Thrift Plan.

--------------------------------------------------------------------------------

(Please type or print)                      SIGN HERE
NUMBER OF SHARES:                           ------------------------------------------
Certificate Nos. (if available):                           Signature(s)
------------------------------------------  ------------------------------------------
------------------------------------------                 Signature(s)
                 Name(s)                    ------------------------------------------
------------------------------------------                   Name(s)
                 Name(s)                    Dated: ----------------------------------
------------------------------------------  If Shares will be tendered by book-entry
                Address(s)                  transfer, check one box:
------------------------------------------  / /  The Depositary Trust Company
------------------------------------------  / /  The Philadelphia Depositary Company
      Area Code(s) and Telephone Number(s)  Account
                                            Number  --------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned is a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States and guarantees: (a) that the above-named person(s) has a net long position in the Shares (and associated Rights) tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with such Rule 14e-4, and (c) guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company or The Philadelphia
Depository Company, in each case, together with a properly completed and duly executed Letter of Transmittal (or photocopy thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed
Delivery.

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
                                              Address: ----------------------------------
Authorized Signature:                         -------------------------------------------
----------------------------------                        (Including Zip Code)
Name: ------------------------------------    Area Code and
               (Please Print)                 Telephone Number: ------------------------
Title: -------------------------------------  -------------------------------------------
Name of Firm:                                 Date: ------------------------------------
-------------------------------------

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM, YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.